UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 27, 2014

BioCryst Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-23186	62-1413174
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

4505 Emperor Blvd., Suite 200

Durham, North Carolina 27703

(Address of Principal Executive Offices)

(919) 859-1302

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 210.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On May 27, 2014, BioCryst Pharmaceuticals, Inc. (the “Company”) announced that it intends to offer shares of its common stock pursuant to an effective shelf registration statement in an underwritten public offering (the “Offering”). In connection with the Offering, the Company disclosed certain information to prospective investors in a preliminary prospectus supplement dated May 27, 2014 and filed with the Securities and Exchange Commission on May 27, 2014 (the “Preliminary Prospectus Supplement”). Certain disclosures by the Company in the Preliminary Prospectus Supplement under the caption “Prospectus Supplement Summary—Financial Outlook for the Remainder of 2014,” are set forth below.

Financial Outlook for 2014

Based upon the successful outcome of our OPuS-1 clinical trial, we plan to accelerate the development of BCX4161 and our second generation HAE compounds, and as a result we expect our total 2014 operating expenses to be in the upper half of the previously announced range of $48 to $59 million. Our operating expense range excludes equity-based compensation expense due to the difficulty in projecting this expense as it is impacted by the volatility and price of our common stock, as well as by the vesting of our outstanding performance-based stock options. Our ability to remain within our operating expense and operating cash target ranges is subject to multiple factors, including unanticipated or additional general development and administrative costs and other factors described under the “Risk Factors” section located elsewhere in this prospectus supplement and in the documents incorporated herein by reference.

In addition, the successful results achieved in our OPuS-1 clinical trial satisfy a vesting criterion associated with previously issued performance-based stock options. In association with this vesting, the Company will incur approximately $2.2 million of non-cash stock compensation expense.

With the funds available at March 31, 2014, together with the net proceeds of this offering and future amounts that are expected to be received under our contracts with BARDA/HHS and NIAID/HHS, we currently believe we will have sufficient resources to fund our operations beyond 2015. However, this is a forward-looking statement and there may be changes that would consume available resources significantly before such time.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements, including statements regarding future results, performance or achievements. These statements involve known and unknown risks, uncertainties and other factors which may cause BioCryst’s actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. These statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Some of the factors that could affect the forward-looking statements contained herein include: that the FDA or similar regulatory agency may refuse to approve subsequent studies, or delay approval of clinical studies which may result in a delay of planned clinical studies and increase development costs of a product candidate; that the FDA may withhold market approval for product candidates; that ongoing and future preclinical and clinical development of HAE second generation candidates may not have positive results; that the Company or its licensees may not be able to continue future development of current and future development programs; that such development programs may never result in future product, license or royalty payments being received; that the Company may not be able to retain its current pharmaceutical and biotechnology partners for further development of its product candidates or may not reach favorable agreements with potential pharmaceutical and biotechnology partners for further development of product candidates. Please refer to the documents BioCryst files periodically with the Securities and Exchange Commission, specifically BioCryst’s most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, all of which identify important factors that could cause the actual results to differ materially from those contained in BioCryst’s projections and forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 27, 2014	BioCryst Pharmaceuticals, Inc.

	By:	/s/ Alane Barnes
Alane Barnes
Vice President, General Counsel and Corporate Secretary